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                                                                    EXHIBIT 23.3

                         CONSENT OF INDEPENDENT AUDITORS

We consent to the use of our report dated February 5, 1999 with respect to the financial statements of TheraTech, Inc. included in the Current Report on Form 8-K of Watson Pharmaceuticals, Inc. dated January 29, 2001, filed with the Securities and Exchange Commission.


/s/ ERNST & YOUNG LLP

Salt Lake City, Utah
January 26, 2001